For immediate release
Contact:

Ryan VanWinkle, Investor Relations, 913-661-1528

Scott Brockelmeyer, Media Relations, 913-661-1830

Ferrellgas Partners, L.P. Reports
Record Fiscal 2007 Results

Overland Park, KS (September 28, 2007)—Ferrellgas Partners, L.P. (NYSE:FGP), one of the nation’s largest propane distributors, today reported record results, including a nearly 40% increase in net earnings and a gain of nearly 10% in Adjusted EBITDA for the fiscal year ended July 31.

“We are pleased with our strong fourth quarter performance, achieving our earnings guidance for the fiscal year,” said Steve Wambold, President and Chief Operating Officer. “These anticipated, record financial results spotlight the significant contributions realized from investments made in our retail operating platform in recent years. We will continue to find opportunities to leverage our state-of-the-art logistics system, continuing the positive momentum we’ve generated over the last several years.”

Net earnings for the fiscal year rose to $34.8 million and Adjusted EBITDA grew by more than $21 million to a record $237.1 million, each as compared to the prior year results.

Gross profit for the fiscal year climbed to a record $688.0 million, a $24.2 million increase as compared to $663.8 million achieved in fiscal 2006, reflecting improved margins from improved customer visibility. Propane sales for the fiscal year were 805 million gallons, materially unchanged from the prior year sales volume on Nationwide temperatures that were 6% warmer than normal, while 6% cooler than in the prior fiscal year.

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Ferrellgas

Operating and general and administrative expenses for the fiscal year were $380.8 million and $44.9 million, respectively, compared to $374.8 million and $47.7 million, respectively, while equipment lease expense was $26.1 million, down from $27.3 in fiscal 2006. Interest expense for the fiscal year was $88.0 million, up from $84.2 million in fiscal 2006.

Net earnings for the fiscal year was negatively impacted with the adoption by the Michigan legislature in July of a new Michigan Business Tax that replaced the state’s existing Single Business Tax. The financial impact of this change in taxation was an obligation of the partnership to record a $2.8 million non-cash charge to its earnings in the fourth quarter to establish a new state deferred income tax liability. Currently bills are being considered in the Michigan legislature that, if passed, would reverse much of this deferred income tax/non-cash impact to the partnership’s financial statements.

For the fourth quarter, propane sales volumes and gross profit were 123 million gallons and $123.0 million, respectively. Operating and general and administrative expenses were $93.6 million and $12.0 million, respectively. Interest expense and equipment lease expense were $21.7 million and $6.4 million, respectively. These results produced an expected Adjusted EBITDA of $10.8 million and a seasonal net loss of $38.6 million for the fourth fiscal quarter.

Ferrellgas Partners, L.P., through its operating partnership. Ferrellgas, L.P., serves more than one million customers in all 50 states, the District of Columbia and Puerto Rico. Ferrellgas employees indirectly own more than 20 million common units of the partnership through an employee stock ownership plan. More information about the partnership can be found online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the fiscal year end July 31, 2007, and other documents filed from time to time by these entities with the Securities and Exchange Commission.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

ASSETS	July 31, 2007	July 31, 2006
Current Assets:
Cash and cash equivalents	$20,685	$16,525
Accounts and notes receivable, net	118,320	116,369
Inventories	113,807	154,613
Prepaid expenses and other current assets	16,772	15,334

Total Current Assets	269,584	302,841
Property, plant and equipment, net	720,190	740,101
Goodwill	249,481	246,050
Intangible assets, net	246,283	248,546
Other assets, net	17,865	11,962

Total Assets	$1,503,403	$1,549,500

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$62,103	$82,212
Short term borrowings	57,779	52,647
Other current liabilities (a)	107,199	140,738

Total Current Liabilities	227,081	275,597
Long-term debt (a)	1,011,751	983,545
Other liabilities	22,795	19,178
Contingencies and commitments	—	—
Minority interest	5,119	5,435
Partners’ Capital:
Common unitholders (62,957,674 and 60,885,784 units
outstanding at July 2007 and July 2006, respectively)	289,075	321,194
General partner unitholder (635,936 and 615,008 units
outstanding at July 2007 and July 2006, respectively)	(57,154)	(56,829)
Accumulated other comprehensive income	4,736	1,380

Total Partners’ Capital	236,657	265,745

Total Liabilities and Partners’ Capital	$1,503,403	$1,549,500

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas,
L.P., is $268 million of 8 3/4% notes which are liabilities of Ferrellgas Partners, L.P. and not of
Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND TWELVE MONTHS ENDED JULY 31, 2007 AND 2006
(in thousands, except per unit data)
(unaudited)

	Three months ended July 31,		Twelve months ended July 31
	2007	2006	2007	2006
Revenues:
Propane and other gas liquids sales	$298,691	$297,309	$1,757,423	$1,697,940
Other	30,401	33,969	235,017	197,530

Total revenues	329,092	331,278	1,992,440	1,895,470
Cost of product sold:
Propane and other gas liquids sales	190,881	189,551	1,147,169	1,109,177
Other	15,184	20,662	157,223	122,450

Gross profit	123,027	121,065	688,048	663,843
Operating expense	93,614	92,949	380,838	374,843
Depreciation and amortization expense	21,447	21,089	87,383	84,953
General and administrative expense	11,993	12,896	44,870	47,689
Equipment lease expense	6,369	6,597	26,142	27,320
Employee stock ownership plan compensation charge	2,924	2,756	11,225	10,277
Loss on disposal of assets and other	1,230	2,021	10,822	7,539

Operating income (loss)	(14,550)	(17,243)	126,768	111,222
Interest expense	(21,710)	(21,342)	(87,953)	(84,235)
Interest income	274	581	3,145	2,046

Earnings (loss) before income taxes and minority interest	(35,986)	(38,004)	41,960	29,033
Income tax expense — current	(25)	406	3,461	2,862
Income tax expense — deferred (g)	2,951	147	3,099	662
Minority interest (a)	(333)	(329)	600	500

Net earnings (loss)	(38,579)	(38,228)	34,800	25,009
Net earnings (loss) available to general partner	(386)	(382)	348	250

Net earnings (loss) available to common unitholders	$(38,193)	$(37,846)	$34,452	$24,759

Earnings Per Unit

Basic earnings (loss) per common unit available to common unitholders	$(0.61)	$(0.62)	$0.55	$0.41

Weighted average common units outstanding	62,956.4	60,795.4	62,755.8	60,459.5

 Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended July 31,		Twelve months ended July 31,
	2007	2006	2007	2006
Propane gallons	123,165	127,005	804,732	808,890

Net earnings (loss)	$(38,579)	$(38,228)	$34,800	$25,009
Income tax expense	2,926	553	6,560	3,524
Interest expense	21,710	21,342	87,953	84,235
Depreciation and amortization expense	21,447	21,089	87,383	84,953
Interest income	(274)	(581)	(3,145)	(2,046)

EBITDA	7,230	4,175	213,551	195,675
Employee stock ownership plan compensation charge	2,924	2,756	11,225	10,277
Unit and stock-based compensation charge (b)	(276)	282	889	1,863
Loss on disposal of assets and other	1,230	2,021	10,822	7,539
Minority interest	(333)	(329)	600	500

Adjusted EBITDA (c)	10,775	8,905	237,087	215,854
Net cash interest expense (d)	(22,297)	(21,432)	(88,878)	(85,769)
Maintenance capital expenditures (e)	(3,190)	(3,545)	(16,935)	(13,003)
Cash paid for taxes	(865)	(381)	(3,742)	(990)

Distributable cash flow to equity investors (f)	$(15,577)	$(16,453)	$127,532	$116,092

(a) Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.
(b) Statement of Financial Accounting Standards (“SFAS”) No. 123( R), “Share-Based Payment” requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. Share-based payment transactions resulted in a non-cash compensation charge of $(0.1) million and $0.1 million to operating expense, for the three months ended July 31, 2007 and 2006, respectively, and $0.3 million and $0.4 million to operating expense for the twelve months ended July 31, 2007 and 2006, respectively.
A non-cash compensation charge of $(0.2) million and $0.2 million was recorded to general and administrative expense for the three months ended July 31, 2007 and 2006, respectively, and $0.6 million and $1.5 million for the twelve months ended July 31, 2007 and
2006 respectively.
(c) Management considers Adjusted EBITDA to be a chief measurement of the partnership’s overall economic performance and return on invested capital. Adjusted EBITDA is calculated as earnings before interest, income taxes, depreciation and amortization, employee stock ownership plan compensation charge, unit and stock-based compensation charge, loss on disposal of assets and other, minority interest, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes are unusual or non-recurring, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, management believes this measure is consistent with the manner in which the partnership’s lenders and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(d) Net cash interest expense is the sum of interest expense less non-cash interest expense and interest income. This amount also includes interest expense related to the accounts receivable securitization facility.
(e) Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.
(f) Management considers Distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.
(g) On July 12, 2007, the Governor of the State of Michigan signed into law a new Michigan Business Tax (the “MBT Act”), which provides a comprehensive restructuring of Michigan’s principal business tax regime. The main provision of the MBT Act imposes a new two-part tax on business income and modified gross receipts that is accounted for as an income tax in accordance with SFAS No. 109
“Accounting for Income Taxes” (“SFAS 109”). Although the effective date of the MBT is January 1, 2008, SFAS 109 requires all effects of a tax law change be accounted for in the period of the law’s enactment. As a result, during the fourth quarter of fiscal 2007,
Ferrellgas recognized a one time increase to its deferred tax expense of $2.8 million.